SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 29, 2004

Date of Report (Date of earliest event reported)

Tripos, Inc.

(Exact name of registrant as specified in its charter)

Utah	0-23666	43-1454986
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1699 South Hanley Rd., St. Louis, MO   63144

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:

(314) 647-1099

Not applicable

(Former name or former address, if changed since last report)

Exhibit Index on Page 3

Item 9. Information Provided Under Item 9 Regulation FD Disclosure

The following information is furnished pursuant to Item 9, Regulation FD Disclosure.

On April 29, 2004, Tripos, Inc. issued a press release announcing its financial results for the first quarter ended March 31, 2004. A copy of Tripos, Inc.'s press release is incorporated herein by reference and is furnished as Exhibit 99.1 to this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRIPOS, INC.

By: /s/ B. James Rubin

B. James Rubin

Sr. Vice President

Chief Financial Officer

Date: April 29, 2004

INDEX TO EXHIBITS

Exhibit No. Description

99.1 Press release, dated April 29, 2004, issued by Tripos, Inc.

Exhibit 99.1

Contacts:

Tripos, Inc.

Jim Rubin

Chief Financial Officer

(314) 647-8837, ext. 3137

(Media only)

Waggener Edstrom Bioscience

Lisa Osborne

Account Director

(425) 638-7134

lisao@wagged.com

For Release 6 a.m. EDT

April 29, 2004

Tripos Reports First Quarter 2004 Financial Results

Company Achieves Strong Revenue Growth of 13 Percent

ST. LOUIS -- April 29, 2004 -- Tripos, Inc. (Nasdaq: TRPS), a leading provider of drug discovery chemistry and informatics products and services, today announced financial results for the first quarter of 2004.

The company announced the following results for the three months ending March 31, 2004:

  Tripos posted revenues of $15.5 million, a 13 percent increase from the previous year's first quarter revenues of $13.7 million.
  Operating loss in the first quarter of 2004 was $82,000, compared with an operating loss of $290,000 in the first quarter of 2003.
  Pretax loss was $40,000 for the first quarter, compared with pretax income of $647,000 for the same period in 2003.
  Net loss for the first quarter of 2004 was $25,000, or $0.00 per basic share. This is compared with net income of $370,000, or $0.04 per diluted share, for the first quarter of 2003.
  Excluding gains from sales of common stock of Arena Pharmaceuticals Inc., net loss was
  $113,000, or $0.01 per basic share, compared with a net loss of $376,000, or $0.04 per basic share, for the same quarter in 2003.

"Our revenue growth this quarter represents successful expansion of our Discovery Research business and the continued strength of our Discovery Informatics products business," said Dr. John P. McAlister, president and CEO of Tripos. "Discovery Research grew 43 percent compared with the first quarter of 2003 as a result of our solid progress with Pfizer and new business initiatives with several biotechnology companies. Orders remain strong in our Discovery Informatics products business, providing continued revenue stability in future periods as these revenues are recognized over the life of the contract.

"Despite strong performance on the revenue line and efficient expense management, our operating profits were adversely impacted by currency exchange rates, costs to move into our new research laboratories, and various one-time costs such as those associated with the restatement. Overall, these results demonstrate progress toward our key 2004 objectives of achieving continued top-line revenue growth and operating profitability for the year," McAlister said.

First Quarter Operational Highlights

Tripos made substantial progress during the quarter on the following strategic initiatives:

  Tripos amended its multiyear Pfizer file enrichment contract, now representing up to $90 million in revenues over its four-year term, as the companies moved into the next stage of the collaboration: hit follow-up and large library production. Successful process development and refinement during the first two years of this project, as well as reduced dependency on outsourcing now that the Tripos Discovery Research Center has been completed, are enabling Tripos to deliver 50 percent more product to Pfizer in 2004 with only a small increase in staff over the same period.

  Schering accepted Tripos' auspyx™ data cartridge for Oracle as the foundation of its Enterprise Chemical Information Management System (ECIMS). ECIMS is based on Tripos' proprietary ChemCore™ technologies and the Tripos Electronic Notebook™. The companies are planning to deploy ECIMS globally in 2004.

  Tripos reorganized its sales and marketing organization to reach the broadest base of the market with its products and services and ensure the company has the infrastructure to support increasing sales activities.
  The company initiated a three-year collaboration to discover and optimize small-molecule therapeutics for cardiovascular disorders with Chronogen Inc., a drug discovery company developing therapeutics to treat highly prevalent age-dependent diseases. Under the agreement, Tripos will provide complete drug discovery chemistry services to Chronogen.

Change in Independent Auditor

Tripos also announced that Ernst & Young has resigned as its independent auditors effective following completion of the first quarter 2004 review. There are no disagreements between the company and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. Tripos expects to file a Form 8-K announcing the resignation with the Securities and Exchange Commission. Under the direction of the Audit Committee of the Board of Directors, Tripos has begun a search for a replacement auditor that can best meet the needs of the company.

Ernst & Young audited the company's financial statements that were included in the Form 10-K for the year ended Dec. 31, 2003, and will review the financial statements included in the Form 10-Q for the quarter ended March 31, 2004.

Webcast Information

Tripos will host a conference call and webcast today at 10 a.m. EDT to discuss these financial results in detail. Those who want to participate in the webcast should visit the Tripos Web site at http://www.tripos.com/. An archived copy of the Tripos webcast will be available beginning at 1 p.m. EDT today, and will remain on the Tripos Web site through May 29, 2004.

About Tripos, Inc.

Tripos (Nasdaq: TRPS) combines leading-edge technology and innovative science to deliver consistently superior chemistry-research products and services for the biotechnology, pharmaceutical and other life science industries. Tripos collaborates with clients to accelerate and improve the creation of life-enhancing products. Within Tripos' Discovery Informatics (DI) business, the company provides software products and consulting services to develop, manage, analyze and share critical drug discovery information. Within Tripos' Discovery Research (DR) business, Tripos' medicinal chemists and research scientists partner directly with clients in their research initiatives, leveraging state-of-the-art information technologies and research facilities. Headquartered in St. Louis, Mo., Tripos spans the world with global research operations and an international client base. Further information on Tripos can be found at http://www.tripos.com/.

# # #

This press release may contain certain statements that are forward-looking and involve risks and uncertainties. Words such as "expects," "anticipates," "projects," "estimates," "intends," "plans," "believes," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are based on current expectations and projections made by management and are not guarantees of future performance. Therefore, actual events, outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. We have identified certain factors that could cause actual results to differ materially from the forward-looking statements in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K. Except as otherwise required under federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

Tripos, Inc.

Condensed Results of Operations

(in thousands, except per-share data)

	Three Months Ended
	March 31, 2004	March 31, 2003
Net sales
Discovery software products and support	$ 5,974	$ 6,083
Discovery Informatics services	715	1,427
Discovery Research products and services	8,727	6,085
Hardware	44	91
Total net sales	15,460	13,686
Cost of sales	7,693	5,732
Gross margin	7,767	7,954

Operating expenses
Sales and marketing	3,142	3,223
Research and development	2,828	2,985
General and administrative	1,879	2,036
Total operating expenses	7,849	8,244
Loss from operations	(82)	(290)

Other income, net	42	937
Income (loss) before income taxes	(40)	647
Income tax expense (benefit)	(15)	277
Net income (loss)	$ (25)	$ 370

Basic income per share	$ (0.00)	$ 0.04
Diluted income per share	$ (0.00)	$ 0.04
Basic weighted average shares	9,047	8,889
Diluted shares outstanding	9,047	9,241

Tripos, Inc.

Consolidated Balance Sheets

(in thousands, except per-share data)

	March 31, 2004	Dec. 31, 2003
	Unaudited
Assets:
Current assets:
Cash and cash equivalents	$ 6,526	$ 2,945
Marketable securities	168	1,121
Accounts receivable	11,743	16,662
Inventory	13,205	12,863
Deferred income taxes	--	--
Prepaid expenses	3,714	5,054
Total current assets	35,356	38,645
Property and equipment, less accumulated depreciation	29,540	27,926
Capitalized development costs, net	2,406	2,417
Goodwill	965	965
Investments recorded at cost	1,540	1,352
Deferred income taxes	--	--
Other, net	321	390
Total assets	$ 70,128	$ 71,695

Liabilities and shareholders' equity:
Current liabilities:
Current portion of long-term debt and capital leases	$ 6,826	$ 10,510
Accounts payable	1,854	2,405
Accrued expenses	5,677	7,688
Deferred revenue	22,239	17,079
Deferred income taxes	166	219
Total current liabilities	36,762	37,901
Long-term portion of capital leases	2,213	2,463
Long-term debt	3,861	3,915
Deferred income taxes	68	422
Shareholders' equity
Common stock	45	45
Additional paid-in capital	36,520	36,502
Retained earnings (deficit)	(8,347)	(8,321)
Other comprehensive income (deficit)	(994)	(1,232)
Total shareholders' equity	27,224	26,994
Total liabilities and shareholders' equity	$ 70,128	$ 71,695